   As filed with the Securities and Exchange Commission on October   15, 1999.
                                                          Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                          EMISPHERE TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



           DELAWARE                                       13-3306985
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                       Identification Number)


                          765 Old Saw Mill River Road
                           Tarrytown, New York 10591
                                (914) 347-2220

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             _____________________
                              Michael G. Goldberg
                         Emisphere Technologies, Inc.
                         765 Old Saw Mill River Road
                          Tarrytown, New York 10591
                                (914) 347-2220

(Name, address, including zip code, and telephone number, including area code, of agent for service)

                             _____________________


                                  Copies to:

                            Edwin S. Maynard, Esq.
                   Paul, Weiss, Rifkind, Wharton & Garrison
                          1285 Avenue of the Americas
                           New York, New York  10019
                                (212) 373-3000

  Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] No. 333-23423.

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                             _____________________

                        CALCULATION OF REGISTRATION FEE

==============================================================================================================

      Title of Each Class            Amount to be     Proposed Maximum     Proposed Maximum      Amount of
 of Securities to be Registered(1)  Registered (2)     Offering Price Per     Aggregate       Registration Fee
                                                       Share (3)        Offering Price (2)

 Common Stock, ($.01 par value)      575,000 shares           $ 15.56             $ 8,947,000        $ 2,488
==============================================================================================================

(1) This Registration Statement also applies to rights under the registrant's Rights Agreement which are attached to and tradable only with the shares of Common Stock registered hereby. No registration fee is required for such rights as they will be issued for no additional consideration.

(2)  Includes 300,000 shares subject to an over-allotment option.

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices reported on the Nasdaq National Market on October 11, 1999.
================================================================================

                           INCORPORATION BY REFERENCE
            OF REGISTRATION STATEMENT ON FORM S-3 FILE NO. 333-23423

          Emisphere Technologies, Inc. is incorporating by reference the information contained in its Registration Statement on Form S-3 File No. 333-23423, in its entirety including any and all amendments, as well as any exhibits relating to it. The Registration Statement was declared effective by the Securities and Exchange Commission May 28, 1997.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.       Exhibits and Financial Statement Schedules

  (a)  Exhibits

Exhibit                             Description
Number                              -----------
---------

 5.1  *    Legal Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.

23.1  *    Consent of PricewaterhouseCoopers LLP.

23.2  *    Consent of PricewaterhouseCoopers LLP.

23.3  *    Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in opinion filed as Exhibit 5.1).

24.1 Power of Attorney (filed with the Company's Registration Statement on Form S-3 (Registration No. 333-23423)).

*  Filed herwith.


  (b) Financial Statement Schedules

  None.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, Emisphere Technologies, Inc. has authorized this Registration Statement to be signed on its behalf by the persons described below, as directors and officers of our company, in the City of New York, State of New York, on the 14th day of October, 1999.

                                    EMISPHERE TECHNOLOGIES, INC.


                                    By:   /s/ Michael M. Goldberg
                                       ---------------------------
                                         Michael M. Goldeberg, M.D.
                                         Chairman of the Board and
                                         Chief Executive Officer



     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on October 14, 1999.



             Signature                              Title
             ---------                              -----


/s/ Michael M. Goldberg              Director, Chairman of the Board and Chief
-----------------------------------  Executive Officer
        Michael M. Goldberg

                      *              Director
-----------------------------------
        Jere E. Goyan, Ph.D.

                      *              Director
-----------------------------------
        Peter Barton Hutt


                      *
-----------------------------------
        Howard M. Pack

                      *              Director
-----------------------------------
        Mark I. Greene, M.D., Ph.D.


                      *              Director
-----------------------------------
        Joseph R. Robinson, Ph.D.


                                     Director
-----------------------------------
        Robert J. Levenson


/s/ Charles H. Abdalian, Jr.         Vice President, Chief Financial
-----------------------------------  Officer and Secretary
        Charles H. Abdalian, Jr.

                     *
-----------------------------------  Controller and Chief Accounting Office
        Joseph D. Poveromo





          /s/ Michael M. Goldberg
*  By:___________________________________________________
              Micheal M. Goldberg
              Attorney-in-fact

                                 EXHIBIT INDEX



Exhibit                            Description
-------                            -----------

5.1     *  Legal Opinion of Paul, Weiss, Rifkind, Wharton & Garrison.

23.1    *  Consent of PricewaterhouseCoopers LLP.

23.2    *  Consent of PricewaterhouseCoopers LLP.

23.3    *  Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in opinion filed as Exhibit 5.1).

24.1 Power of Attorney (filed with the Company's Registration Statement on Form S-3 (Registration No. 333-23423)).

*  Filed herewith.